Sub-Item 77Q(1)(a): Copies of any Material Amendments to the Registrant's Charter or By-Laws

The Board of Trustees of Driehaus Mutual Funds (the "Trust") amended the Amended and Restated Declaration of Trust of the Trust via Written Instrument Amending the Amended and Restated Declaration of Trust dated June 4, 2015 (the "Written Instrument"). A copy of the Written Instrument is incorporated herein by reference to Exhibit (a)(ii) of Post-Effective Amendment No. 85 to Registrant's Registration Statement on Form N-1A filed with the SEC on August 19, 2015.